Exhibit 5.1
Foley Hoag LLP
Attorneys at Law
December 8, 2006
Art Technology Group, Inc.
One Main Street
Cambridge, Massachusetts 02142
Ladies and Gentlemen:
     We are familiar with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Art Technology Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by certain stockholders of the Company of up to 14,915,567 shares (the “Shares”) of the common stock, par value $0.01 per share of the Company.
     In arriving at the opinion expressed below, we have examined and relied on the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, and the records of meetings and consents of the Board of Directors of the Company provided to us by the Company.
     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such examination of law, as we have deemed appropriate as a basis for the opinion expressed below.
     Based upon and subject to the foregoing, it is our opinion that the Shares have been legally issued and are fully paid and non-assessable.
     This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.
     We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America.

December 8, 2006

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

FOLEY HOAG llp

By:	/s/ Robert W. Sweet Jr. a Partner